Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions. EXECUTIVE EMPLOYMENT AGREEMENT This Executive Employment Agreement (“Agreement”), is entered into effective as of June 8, 2026 (“Effective Date”), by and between Cibus, Inc. a Delaware corporation (together with its subsidiaries and affiliates, the “Company”), and Craig Wichner (“Executive”). 1. POSITION, RESPONSIBILITIES, AND TERM 1.1 Position. Executive is employed by the Company to render services to the Company in the position of Chief Executive Officer. Executive shall perform such duties, responsibilities and authority as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Cibus, Inc. Board of Directors (“Board”) (the “Services”). Executive shall report to the Board. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion. Executive will devote his full time and attention to the performance of Executive’s duties hereunder and perform his duties honestly, diligently, in good faith, and in the best interests of the Company. As needed, and in any event frequently, Executive will perform the Services in the Company’s San Diego, California headquarters office. The specific days of Executive’s in-person presence may vary from week to week based on business needs as mutually agreed between Executive and the Board. 1.2 Other Activities. Except upon the prior written consent of the Board, Executive will not, during the term of this Agreement: (i) be employed elsewhere; (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company; or (iii) acquire any interest of any type in any other business which is in competition with the Company, provided, however, that the foregoing shall not be deemed to prohibit the Executive from acquiring solely as an investment up to five percent (5%) of the outstanding equity interests of any publicly-held company. Notwithstanding anything in this Agreement to the contrary, Executive will be permitted to continue Executive’s existing service and activities for the entities listed on Exhibit A as those service and activities currently exist, as well as other business, professional or activities that do not interfere with Executive’s duties and do not materially conflict with the operations, policies or interests the Company, subject to the reasonable prior consent of the Board. 1.3 No Conflict. Executive represents and warrants that Executive’s execution of this Agreement and performance of Services under this Agreement will not violate any obligations Executive may have to any other employer, person or entity, including any obligations to keep in confidence proprietary information, knowledge, or data acquired by Executive in confidence or in trust prior to becoming an employee of the Company.

2 2. COMPENSATION AND BENEFITS 2.1 Base Salary. In consideration of the Services to be rendered under this Agreement, the Company shall pay Executive an initial base salary of $650,000 per annum (“Base Salary”), less applicable deductions and withholding. The Base Salary shall be paid in accordance with the Company’s normal payroll practices. Executive’s Base Salary will be reviewed and adjusted, subject to Section 4.5(iii), from time to time in accordance with the established procedures of the Board or the Compensation Committee of the Board (“Compensation Committee”) for adjusting salaries for similarly situated executives. 2.2 Annual Bonus. In further consideration of the Services to be rendered under this Agreement, Executive shall be eligible to receive an annual bonus in the discretion of the Compensation Committee (“Annual Bonus”). Any Annual Bonus awarded to Executive will be paid within two- and-one-half (2 ½) months of the end of the year in which it was earned. Executive must remain employed with the Company through the end of the calendar year at issue in order to be eligible to receive the Annual Bonus. In addition, Executive will be eligible to participate any other incentive compensation program adopted by the Compensation Committee. All incentive-based compensation received by Executive is subject to recoupment under the Cibus, Inc. Clawback Policy as in effect from time-to-time (the “Clawback Policy”). 2.3 Equity Incentives. Executive is eligible to receive awards under the Cibus, Inc. 2017 Omnibus Incentive Plan or any other equity incentive plan adopted by the Company (the “Plan”) with annual grants awarded thereunder in line with annual compensation plans for all executive officers as determined by the Compensation Committee. On the Effective Date, Executive will be granted the following equity awards (collectively, the “Initial Equity Awards”): (a) A Restricted Stock Unit (“RSU”) award (the “Initial RSU Award”) under the Plan covering shares of the Company’s common stock with a grant date fair value equal to $1,100,000, vesting and being settled as to 25% of the Initial RSU Award on each of the first four anniversaries of the Effective Date. The Initial RSU Award grant will be documented pursuant to the Company’s standard form of agreement for RSUs filed as Exhibit 10.18 to the Cibus, Inc. Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 20, 2025, and the Plan. (b) A stock option award (the “Initial Option Award”) under the Plan covering shares of the Company’s common stock with a grant date fair value based on the Black-Scholes pricing model of $1,100,000, vesting and being exercisable as to 25% of the Initial Option Award on each of the first four anniversaries of the Effective Date. The Initial Option Award grant will be documented pursuant to the Company’s standard form of agreement for stock options filed as Exhibit 10.19 to the Cibus, Inc. Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 20, 2025, and the Plan. The Initial Option Award will have a per share exercise price equal to the Fair Market Value (as defined in the Plan) of a share of common stock on the grant date. The expiration date of the Initial Option Award will be the tenth anniversary of the grant date.

3 2.4 Employment Benefits Plans. In further consideration of the Services to be rendered under this Agreement, Executive will be entitled to participate in pension, profit sharing and other retirement plans, incentive compensation plans, group health, hospitalization and disability or other insurance plans, and other employee welfare benefit plans generally made available to other similarly-situated employees of the Company, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion. 2.5 Vacation. Executive shall be eligible to receive paid vacation subject to the policies and procedures in the Company’s Employee Handbook, as may be amended from time to time in the Company’s sole discretion. Executive is eligible for vacation, as outlined in Cibus’ Vacation Policy, and will begin vacation accrual at [***] weeks of paid vacation time per year, earned at the rate of [***] hours per pay period. 2.6 Expenses. The Company will pay or reimburse Executive for all normal and reasonable travel and entertainment expenses incurred by Executive in connection with Executive’s responsibilities to the Company upon submission of proper vouchers and documentation in accordance with the Company’s expense reimbursement policy. 2.7 Legal Fees. The Company shall reimburse Executive for Executive’s reasonable attorney’s fees and costs incurred in connection with the negotiation, review, and execution of this Agreement and any related agreements (including, without limitation, the PIIA, equity award agreements, and the Indemnification Agreement), up to a maximum of $20,000. Executive shall submit documentation of such fees and costs to the Company within sixty (60) days following the Effective Date, and the Company shall pay such documented fees and costs within thirty (30) days of receipt of such invoice. 3. AT-WILL EMPLOYMENT The employment of Executive shall be “at-will” at all times. The Company or Executive may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Following the termination of Executive’s employment, the Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination. Thereafter, all obligations of the Company under this Agreement shall cease other than those set forth in Section 4. 4. COMPANY TERMINATION OBLIGATIONS 4.1 Termination by Company for Cause. Where the Company terminates Executive’s employment for Cause, all obligations of the Company under this Agreement shall cease, other than those set forth in Section 3. For purposes of this Agreement, “Cause” shall mean: (i) Executive’s willful misconduct in connection with the Executive’s performance of the Services, including misappropriation of trade secrets, fraud, or embezzlement; (ii) Executive is convicted of, or

4 pleads guilty or nolo contendere to a felony or other crime involving dishonesty, breach of trust, or physical harm to any person; (iii) Executive materially breaches this Agreement (including by Executive’s willful failure to perform his duties and responsibilities to the Company) or the Company’s Standard Proprietary Information and Inventions Agreement (the “PIIA”); (iv) Executive willfully refuses to implement or follow a lawful material written policy or directive of the Company or the Board; or (v) Executive violates a written Company policy or procedure which is materially injurious to the Company, including violation of the Company’s written policy concerning sexual harassment, discrimination or retaliation. Notwithstanding the foregoing, with respect to clauses (i), (iii), (iv) and (v), the Company shall provide Executive with written notice specifying in reasonable detail the nature of the event constituting Cause, and Executive shall have thirty (30) days following receipt of such notice to cure such event (to the extent curable). If Executive cures the event within such thirty (30) day period to the reasonable satisfaction of the Board, such event shall not constitute Cause. 4.2 Termination by Company without Cause. Where the Company terminates Executive’s employment without Cause, and Executive’s employment is not terminated due to Executive’s death or Disability (as defined herein), Executive will be eligible to receive: (i) continued payment of then-Base Salary for eighteen (18) months (“Severance Period”), according to the Company’s normal payroll practices, less applicable withholdings and any remuneration paid to Executive during each applicable payroll period because of Executive’s employment or self- employment during such period (“Severance Payments”); (ii) any outstanding equity awards held by Executive covering shares of the Company common stock, including, but not limited to, the Initial RSU Award and the Initial Option Award, that are scheduled to vest during the Severance Period shall accelerate and vest immediately as of the date of Executive’s employment termination, with any annual vesting periods that are partially vested during the Severance Period being accelerated based on the number of months elapsed during the Severance Period since the last annual vesting date (with vesting treated as in equal monthly installments for purposes of this clause (ii)), (iii) payment of any Annual Bonus that has been earned (as determined by the Committee or the Board) but remains unpaid with respect to the fiscal year ending on or preceding the date of termination, payable at the time such Annual Bonus would otherwise have been paid had Executive remained employed; and (iv) if Executive qualifies for and timely completes all documentation necessary to continue health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will pay to the insurance carriers as and when due the applicable COBRA premium for Executive and Executive’s dependents for up to the Severance Period; however, that the Company’s obligation to pay the COBRA premium for Executive and Executive’s dependents for up to the Severance Period; however, that the Company’s obligation to pay the COBRA premium shall cease immediately if: (x) the Company determines that it cannot pay the COBRA premium on behalf of Executive without violating applicable law (including, without limitation, Section 2716 of the Public Health Services Act), in which case the Company shall promptly pay Executive a lump sum cash payment equivalent to the COBRA premium that would have been paid for Executive subject to a written undertaking by Executive to repay to the Company any amount to which Executive would not have been entitled under subclause (y) or (z) hereof, (y) Executive or Executive’s eligible dependents cease to be eligible or COBRA coverage, or (z) Executive obtains subsequent employment through which Executive is eligible to obtain substantially

5 equivalent or better health insurance (“Severance Benefits”). Executive shall immediately provide written notice to the Board when Executive becomes eligible for such health insurance. Executive acknowledges that nothing in this Section 4.2 shall prohibit the Company from changing, withdrawing, or in any way modifying its group health plans, and nothing herein shall be construed as a guarantee of payment of any particular claim submitted by Executive or qualified beneficiaries to such plans. The COBRA premium paid by the Company shall be treated as taxable compensation to Executive, with applicable withholdings taken from the Severance Payments, if and to the extent necessary to limit or fix any violation of Section 105(h) of the Internal Revenue Code of 1986, as amended, and applicable guidance promulgated thereunder (the “Code”). 4.3 Disability Definition. Executive shall be deemed Disabled if Executive is unable for medical reasons to perform Executive’s essential job duties for either ninety (90) consecutive calendar days or one hundred twenty (120) business days in a twelve (12) month period and, within thirty (30) days after a notice of termination is given to Executive, Executive has not returned to work. 4.4 Termination Due to Death. Executive’s employment shall terminate automatically upon Executive’s death. 4.5 Termination By Executive for Good Reason. Executive’s termination of Executive’s employment shall be for “Good Reason” if (x) Executive provides written notice to the Company of the Good Reason within thirty (30) days of the event constituting the Good Reason and provides the Company with a period of thirty (30) days to cure the event constituting the Good Reason, (y) the Company fails to cure the Good Reason within the applicable thirty (30) day period, and (z) Executive terminates Executive’s employment with the Company within thirty (30) days of becoming aware of the event constituting Good Reason. For purposes of this Agreement, “Good Reason” shall mean, without Executive’s advanced written consent: (i) material breach of this Agreement by the Company; (ii) a material adverse change in Executive’s position, duties, authority or responsibilities; (iii) a material reduction in Executive’s Base Salary, other than a reduction (A) as part of an across-the-board cost-cutting measure that is applied equally or proportionately to all senior executives of Company, (B) as a result of any acts or omissions of Executive which would entitle the Company to terminate Executive’s employment for Cause, or (C) as a result of any recoupment effected under the Clawback Policy; (iv) the relocation of Executive’s principal place of employment to a location more than fifty (50) miles from the Company’s current San Diego, California headquarters and that is also more than fifty (50) miles from Executive’s residence as of the Effective Date or then current residence; (v) a material reduction in Executive’s authority, duties, or responsibilities as a result of the Company becoming a subsidiary or division of a larger entity following a Change in Control; or (vi) the failure of any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Where the Executive terminates Executive’s employment for Good Reason, Executive will be eligible to receive the Severance Benefits set forth in Section 4.2 above.

6 4.6 Eligibility to Receive Benefits. Executive’s eligibility to receive the Severance Benefits under this Agreement is conditioned on Executive having first signed a release agreement in substantially the form attached as Exhibit B (without any substantive provisions added without the mutual agreement of the Parties) and the release becoming irrevocable by its terms within fifty five (55) calendar days following the date of Executive’s termination of employment (or, if applicable, the date of Executive’s Separation from Service). All other obligations of the Company under this Agreement shall cease. 4.7 Executive’s Resignation. Executive may resign Executive’s employment at any time during the Term of this Agreement pursuant to Section 3, and thereafter, all obligations of the Company under this Agreement shall cease, other than those set forth in Section 3. 4.8 Termination In Connection With Change In Control without Cause or for Good Reason. Where the Company terminates Executive’s employment In Connection With a Change In Control without Cause or Executive terminates Executive’s employment In Connection With a Change In Control for Good Reason, and Executive’s employment is not terminated due to death or Disability (as defined above), Executive will be eligible to receive: (i) continued payment of Base Salary for twenty-four (24) months (“Change In Control Severance Period”) according to the Company’s normal payroll practices, less applicable withholdings and any remuneration paid to Executive during each applicable Company payroll period because of Executive’s employment or self-employment during such period (“Change In Control Severance Payments”); (ii) payment of a lump sum equal to the higher of (a) Executive’s target Annual Bonus for the year in which the termination occurs or (b) in the event of Executive’s termination of employment occurring in the second of half of a fiscal year, the reasonably projected Annual Bonus Executive would have received for the year in which the termination of employment occurs, in either event less applicable withholdings; (iii) any and all unvested Stock Options and any other unvested equity in the Company held by Executive shall become fully vested upon Executive’s employment termination date; and (iv) if Executive qualifies for and timely completes all documentation necessary to continue health insurance coverage pursuant to COBRA, the Company will pay to the insurance carriers as and when due the applicable COBRA premium for Executive and Executive’s dependents for up to the Change In Control Severance Period; however, that the Company’s obligation to pay the COBRA Premium shall cease immediately if: (x) the Company determines that it cannot pay the COBRA Premium on behalf of Executive without violating applicable law (including, without limitation, Section 2716 of the Public Health Services Act), Executive or Executive’s eligible dependents cease to be eligible or COBRA coverage, or Executive obtains subsequent employment through which Executive is eligible to obtain substantially equivalent or better health insurance (“Change In Control Severance Benefits”). Executive shall immediately provide written notice to the Board when Executive becomes eligible for such health insurance. Executive acknowledges that nothing in this Section 4.7 shall prohibit the Company from changing, withdrawing, or in any way modifying its group health plans, and nothing herein shall be construed as a guarantee of payment of any particular claim submitted by Executive or qualified beneficiaries to such plans. The COBRA Premium paid by the Company shall be treated as taxable compensation to Executive, with applicable withholdings taken from the Change In Control Severance Payments, if and to the extent necessary to limit or fix any violation of Section 105(h) of the Code. For purposes of this Agreement, “Change In Control” shall mean the sale of the Company or the sale

7 of all or substantially all of the Company’s assets, by means of any transaction or series or related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), after which the Company’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity. For purposes of this Agreement, termination of Executive’s employment shall be “In Connection With a Change In Control” where it occurs within ninety (90) days before a Change In Control or within twelve (12) months after a Change In Control. Executive’s eligibility to receive the severance set forth in this Section 4.7 is conditioned on Executive having first signed a release agreement in the form attached as Exhibit B and the release becoming irrevocable by its terms within fifty five (55) calendar days following the date of Executive’s termination of employment (or, if applicable, the date of Executive’s Separation from Service, as such term is defined in Section 4.9). All other obligations of the Company under this Agreement shall cease. 4.9 Timing of Payments. In the event that Executive becomes entitled to receive continued payment of Base Salary pursuant to Sections 4.2. 4.5 or 4.7, Executive shall not be entitled to receive any such payments until the Company’s first payroll date that is coincident with or next following the date that is fifty five (55) calendar days following the date of Executive’s termination of employment (or, if applicable, the date of Executive’s Separation from Service) and any payments that otherwise would have been paid to Executive during such period shall be paid to Executive with the first installment paid to Executive following the end of such period. Any Annual Bonus that becomes payable to Executive pursuant to Section 4.7 shall be paid to Executive in a lump sum payment on the date that Executive receives the first installment payment of continued Base Salary as provided in the preceding sentence. 4.10 Section 409A; Delayed Payments. To the extent applicable, the provisions in this Section 4 are intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and guidance promulgated thereunder (“409A”) and this Agreement shall be administered and construed in a manner consistent with this intent. In the event that any compensation that becomes payable to Executive pursuant to this Section 4 qualifies as a deferral of compensation within the meaning of and subject to 409A, then, notwithstanding anything to the contrary in this Agreement (i) such compensation shall be paid to Executive only in the event of Executive’s “separation from service” with the Company within the meaning of 409A (“Separation from Service”) and (ii) payment of that compensation shall be delayed if Executive is a “specified employee,” as defined in 409A(a)(2)(B)(i), and such delayed payment is required by 409A. Such delay shall last six (6) months from the date of Executive’s Separation from Service. On the Company’s first payroll date that occurs after the end of such six-month period, the Company shall make a catch-up payment to Executive equal to the total amount of such payments that would have been made during the six-month period but for this Section 4.8. To the extent applicable, each and every payment to be made pursuant to Section 4.2, 4.5 or 4.7 shall be treated as a separate payment and not as one of a series of payments treated as a single payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii).

8 5. EXECUTIVE TERMINATION OBLIGATIONS 5.1 Return of Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer- generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment. 5.2 Cooperation. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. At the Company’s cost and expense, Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company. 5.3 Continuing Obligations. Executive understands and agrees that Executive’s obligations under Sections 6 and 7 herein (including Exhibit B) shall survive the termination of Executive’s employment for any reason and the termination of this Agreement. 6. INVENTIONS AND PROPRIETARY INFORMATION; INDEMNIFICATION Concurrent with the execution of this Agreement, Executive will execute and deliver the Company’s Standard Proprietary Information and Inventions Agreement. The parties acknowledge that Executive is party to the Cibus, Inc. standard form of Indemnification Agreement for directors and officers. 7. ARBITRATION The Company and Executive agree that any and all disputes or controversies between them arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be settled by arbitration to be held in San Diego, California, in accordance with the Judicial Arbitration and Mediation Service/Endispute, Inc. (“JAMS”) rules for employment disputes then in effect (the “Rules”). The Company will pay for the fees and costs of the arbitrator and arbitration forum. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The arbitrator shall apply Delaware law to the merits of any dispute or claim. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in San Diego, California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator. EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS AGAINST THE COMPANY ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS

9 AGREEMENT OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL. 8. AMENDMENTS; WAIVERS; REMEDIES This Agreement may not be amended or waived except by a writing signed by Executive and by the Board. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law. 9. ASSIGNMENT; BINDING EFFECT 9.1 Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets. 9.2 Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive. 10. NOTICES All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive’s address. Notice of change of address shall be effective only when done in accordance with this paragraph. Company’s Notice Address: Cibus, Inc. Attn: Chair of the Board 6455 Nancy Ridge Dr. San Diego, CA 92067 Executive’s Notice Address:

10 Craig Wichner [***] 11. SEVERABILITY If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law. 12. TAXES All amounts paid under this Agreement shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction. 13. GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of the State of California. 14. INTERPRETATION This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular. 15. OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT Executive agrees that any and all of Executive’s obligations under this Agreement, including, but not limited to, Exhibit B, shall survive the termination of employment and the termination of this Agreement. 16. COUNTERPARTS This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument. To the maximum extent permitted by law or any applicable governmental authority, any document may be signed and transmitted by PDF or facsimile with the same validity as if it were an ink-signed document.

11 17. AUTHORITY Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms. 18. ENTIRE AGREEMENT This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Proprietary Information Agreement to be delivered by Executive, and any applicable employee equity incentive agreement). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement. 19. EXECUTIVE ACKNOWLEDGEMENT EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT. [signatures next page]

12 In Witness Whereof, the parties have duly executed this Agreement as of the date first written above. “COMPANY”: CIBUS, INC. By: /s/ Mark Finn__________________________________ Name: Mark Finn__________________________________ Its: Chairman of the Board__________________________________ “EXECUTIVE”: /s/ Craig Wichner__________________________________ CRAIG WICHNER

EXHIBIT A PERMITTED ACTIVITIES Pursuant to Section 1.2 of the Agreement, Executive shall be permitted to continue Executive’s existing service and activities with respect to the following, in each case to a no greater extent than such service or activities currently exist, provided that such service and activities do not materially interfere with Executive’s duties under this Agreement and do not conflict with the operations, policies or interests the Company: 1. Farmland LP. Executive’s role as Founder and Managing Partner of Farmland LP (and its affiliated entities), including ongoing oversight, management, advisory, and transition responsibilities related to Farmland LP’s operations, investments, and portfolio, and any compensation derived therefrom. 2. Farmland Capital Alliance. Executive serves on the board of directors. 3. Wichner AI Technology. Executive’s continued ownership, development, licensing, and commercialization of Executive’s proprietary artificial intelligence technology and related intellectual property, with the parties having such rights and obligations as specified in the PIIA. 4. Family Real Estate. Executive’s management of private family real estate holdings and investments, including any entities through which such holdings are owned or managed. 5. Passive Investments. Passive investments in any entity (subject to the 5% limitation set forth in Section 1.2 with respect to publicly held companies). 6. Board, Advisory, and Charitable Activities. Executive’s continued service on any boards of directors, advisory boards, or charitable/nonprofit organizations on which Executive serves as of the Effective Date, including Farmland Capital Alliance. Executive represents to the Company that none of the foregoing service or activities, as they currently exist, conflict with the operations, policies or interests the Company. For the avoidance of doubt, Executive shall not be required to obtain the prior consent of the Board for any of the activities listed above, but shall, upon the request of the Board provide information regarding the extent of Executive’s services and activities from time to time. Executive shall promptly notify the Board if any material change in the nature or scope of the foregoing service or activities is reasonably likely to interfere with Executive’s duties under this Agreement.

EXHIBIT B GENERAL RELEASE OF CLAIMS This General Release of Claims (hereinafter “Release”) is entered into this _____ day of _______________, by and between Craig Wichner (“Executive”) and Cibus, Inc. (“Company”). RECITALS A. On June 8, 2026, Executive became employed by the Company according to the terms and conditions of the Executive Employment Agreement between the parties (“Employment Agreement”). B. On or about _______________, Executive’s employment with the Company was terminated pursuant to Section 3 of the Employment Agreement. C. According to the terms and conditions of the Employment Agreement, Executive is entitled to certain severance payments and other benefits if Executive executes this Release. By execution hereof, Executive understands and agrees that this Release is a compromise of doubtful and disputed claims, if any, which remain untested; that there has not been a trial or adjudication of any issue of law or fact herein; that the terms and conditions of this Release are in no way to be construed as an admission of liability on the part of the Company and that the Company denies any liability and intends merely to avoid litigation with this Release. AGREEMENT NOW THEREFORE FOR MUTUAL CONSIDERATION, the receipt and sufficiency of which the parties hereto acknowledge, the parties agree as follows: 1. Executive, for Executive and Executive’s spouse, heirs, assigns, executors, administrators, agents, successors and affiliates, hereby unconditionally, irrevocably and absolutely releases and discharges the Company and its past and present affiliates, owners, directors, officers, employees, agents, attorneys, heir, representatives, legatees, stockholders, insurers, divisions, successors and/or assigns and any related holding, parent or subsidiary corporations, from any and all known or unknown loss, liability, claims, costs (including, without limitation, attorneys’ fees), demands, causes of action, or suits of any type (collectively “Claims”), whether in law and/or in equity, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them and arising on or prior to the date hereof in connection with Executive’s employment with the Company, the termination of said employment and claims of emotional or physical distress related to such employment or termination. This Release specifically applies to any claims for age discrimination in employment, including any claims arising under the Age Discrimination In Employment Act if over 40, or any other statutes or laws that govern discrimination in employment. 2. Executive irrevocably and absolutely agrees that Executive will not prosecute nor cooperate with any prosecution on Executive’s behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters

B-2 released in Section 1, it being an intention of the parties that with the execution of this Release, the Company and its past and present affiliates, owners, directors, officers, employees, agents, attorneys, heir, representatives, legatees, stockholders, insurers, divisions, successors and/or assigns and any related holding, parent or subsidiary corporations will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of the other related in any way to the matters released in Section 1. Notwithstanding anything herein to the contrary, Section 1 and Section 2 of this Release exclude: (i) any claims which cannot be waived by law (ii) any claims that may arise after the effective date of this Release, which is the date Executive signs this Release (iii) Executive’s right to enforce the Employment Agreement; (iv) Executive’s right to file a charge or complaint with or participate in an investigation by the Equal Employment Opportunity Commission, the Securities and Exchange Commission (SEC), the National Labor Relations Board (NLRB), or other government agency without providing advance notice to the Company; (v) any claims for indemnification or advancement of expenses under any separate agreement, organizational document of the Company or state law; and (vi) any claims to vested benefits under the Company’s benefit plans. Further, Executive does not give up the right to seek or receive a monetary award from a government-administered whistleblower award program, except that Executive waives any right to monetary relief related to any charge or administrative complaint with the Equal Employment Opportunity Commission or any state or local fair employment practices agency. 3. Executive agrees to treat all matters related to this Release as confidential (“Confidential Information”); provided, however, that nothing herein shall be deemed to preclude Executive from giving statements, affidavits, depositions, testimony, declarations, or other disclosures required by or pursuant to legal process, or from disclosing Confidential Information to Executive’s legal counsel, tax advisor or spouse. Similarly, Executive shall not make, issue, disseminate, publish, print or announce any news release, public statement or announcement with respect to the Confidential Information, or any aspect thereof. Nothing in this Release or any other agreement signed by Executive prohibits Executive from reporting possible violations of law or regulation to, or communicating with, any governmental agency, entity or self-regulating organization including, but not limited to, the Department of Justice, the SEC, Congress, and any agency Inspector General, or making other disclosures that are protected under any law or regulation. Executive does not need the Company’s prior authorization to make such reports or disclosures, and Executive is not required to notify the Company that such a report or disclosure has been made. 4. Executive agrees not to (i) make any unfavorable or disparaging comments or remarks (whether written or oral) to third parties regarding the Company or its officers, directors and employees; or (ii) endorse, approve, disseminate, or assist in the dissemination of, any unfavorable or disparaging comments or remarks (whether written or oral) made by any third party regarding the Company or its officers, directors and employees. However, the foregoing shall not restrict Executive from making factual statements regarding the Company’s products or services made in ordinary competition with the Company following the end of Executive’s employment.

B-3 5. Executive and the Company do certify that Executive and the Company have read all of this Release, and that Executive and the Company fully understands all of the same. Executive hereby expressly waives all of the benefits and rights granted to Executive pursuant to any applicable law or regulation to the effect that: A general release does not extend to claims which the creditor does not know of or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor. 6. Executive and the Company further declare and represent that no promise, inducement or agreement not herein expressed has been made to either and that this Release contains the full and entire agreement between and among the parties, and that the terms of this Release are contractual and not a mere recital. 7. The validity, interpretation, and performance of this Release shall be construed and interpreted according to the laws of the State of California. 8. This Release may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding that may be prosecuted, instituted or attempted by either party in breach thereof. 9. If any provision of this Release, or part thereof, is held invalid, void or voidable as against the public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Release are declared to be severable. 10. It is understood that this Release is not an admission of any liability by any person, firm association or corporation but is in compromise of any disputed claim. 11. Executive represents, acknowledges and agrees that the Company has advised him, in writing, to discuss this Release with an attorney, and that to the extent, if any, that Executive has desired, Executive has done so; that the Company has given Executive twenty-one (21) days to review and consider this Release before signing it, and Executive understands that Executive may use as much of this twenty-one (21) day period as Executive wishes prior to signing; that no promise, representation, warranty or agreements not contained herein have been made by or with anyone to cause Executive to sign this Release; that Executive has read this Release in its entirety, and fully understands and is aware of its meaning, intent, contents and legal effect; and that Executive is executing this Release voluntarily, and free of any duress or coercion. 12. The parties acknowledge that for a period of seven (7) days following the execution of this Release by Executive, Executive may revoke the Release, and the Release shall not become effective or enforceable until the revocation period has expired. This Release shall become effective eight (8) days after it is signed by Executive. [signatures next page]

B-4 IN WITNESS WHEREOF, the undersigned have executed this Release on the dates shown below. “COMPANY”: Cibus, Inc. By: _________________________________ Print Name: _________________________________ Its: _________________________________ Dated: _________________________________ “EXECUTIVE”: _________________________________ Craig Wichner